UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 12, 2015, Bloomberg published the following article:

Bloomberg
Exor Raises Takeover Offer for PartnerRe After Buying Stake
2015-05-12 11:15:40.883 GMT
By Tommaso Ebhardt

(Bloomberg) -- Exor SpA upped the ante in the takeover battle for PartnerRe Ltd., raising its bid by 5.8 percent to overcome a rival offer from Axis Capital Holdings Ltd.

Exor, the investment vehicle of Italy’s billionaire Agnelli family, now plans to pay $137.50 a share for the Bermuda-based reinsurer. The Turin-based investor has backed its $6.8 billion bid by buying 9.32 percent of PartnerRe. The purchase makes Exor the company’s biggest shareholder surpassing Vanguard Group Inc.’s 7.97 percent.

“Exor’s binding offer clearly delivers superior value for PartnerRe shareholders,” Exor Chairman and Chief Executive Officer John Elkann said in a statement. “We hope the PartnerRe board agrees and does the right thing.”

Exor, which controls Fiat Chrysler Automobiles NV, is pushing for the deal to reduce its exposure to the auto business and freed up cash by agreeing on Monday to sell real-estate company Cushman & Wakefield Inc. for about $2 billion. The Italian investor has continued the pursuit of PartnerRe even after the reinsurer rejected the original $130-a-share offer.

PartnerRe said on May 4 that it favored an all-share merger with Axis, which would create the world’s fifth-largest property-and-casualty reinsurer. The combination would help Bermuda-based Axis compete with larger rivals like Warren Buffett’s Berkshire Hathaway Inc., Munich Re and Swiss Re AG.
PartnerRe’s investors now face a sweeter cash offer.

Hard to Match

The revised offer “seems to be at a level that will be very hard for Axis to get close enough to keep Exor from winning,” Charles Sebaski, an analyst at BMO Capital Markets, said by e-mail. Representatives for PartnerRe and Axis weren’t immediately available for comment.

PartnerRe rose 1.6 percent to $135.58 at 11:12 a.m. in New York. Axis climbed 0.7 percent to $55.55. Exor fell 1.5 percent in Milan trading, paring its gains this year to 23 percent and valuing the company at 10.3 billion euros ($11.6 billion).

In an effort to seal the deal, Exor has offered PartnerRe a signed merger agreement that can be executed upon termination of the deal with Axis. The Italian investor has also filed proxy materials that allow investors to vote against the rival offer at an upcoming shareholders meeting.

‘Good Complement’

The new offer “takes into account better results than expected” as well as the board’s opposition to the initial offer, Elkann said in the interview.

Under the Axis agreement, PartnerRe shareholders would get about 51.5 percent of the combined company. A revised deal, made after Exor’s April 14 offer, also gives PartnerRe investors a special dividend of $11.50 per share. That gives PartnerRe holders about $126 a share based on Axis’s May 1 closing price of $52.33.

Mergers and acquisitions are accelerating in the insurance business as companies seek to gain scale amid pressure from pension and hedge funds that have been increasing bets on weather-related risks. Axis, which provides coverage in the energy, marine and aviation industries, has highlighted potential cost savings of a merger. Elkann has said there could be less disruption if Exor takes over.

The Agnellis are one of the world’s wealthiest families. Their 51 percent stake in publicly listed Exor is valued at about $6 billion. Elkann, who took the helm of the family’s investments in 2004, has been seeking to balance out the family’s reliance on car and truck markets and has been raising funds for the purpose. In addition to the Cushman & Wakefield deal, Exor sold product-testing company SGS SA for 2 billion euros in 2013.

The PartnerRe would give Exor “a broader scope of activities,” said Elkann. The deal would be “a good complement” to capital-intensive industrial businesses like Fiat and truck and tractor maker CNH Industrial NV.

Source: http://www.bloomberg.com/news/articles/2015-05-12/exor-raises-takeover-offer-for-partnerre-after-buying-stake

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will ”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speaks only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. EXOR has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Preliminary Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals.  Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Preliminary Proxy Statement.